UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

FF-TSY Holding Company II, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-13089 (Commission File Number)	74-3205842 (I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 200

Scottsdale, Arizona 85255

(Address of principal executive offices) (Zip Code)

(480) 585-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 14, 2007, FF-TSY Holding Company II, LLC (the “Company”), FF-TSY Holding Company II, Inc. (the “Co-Issuer”), General Electric Capital Corporation, a Delaware corporation (“GE Capital”) and the indirect parent company of the Company and the Co-Issuer, and Wells Fargo Bank, National Association (the “Trustee”) entered into a Supplemental Indenture (the “Second Supplemental Indenture”) which amends the indenture governing the Company’s 7 1/2% Senior Notes due 2015 (the “Notes”) dated as of March 23, 2005 by and between Trustreet Properties, Inc. (“Trustreet”) and the Trustee (the “Original Indenture”), as previously amended pursuant the Supplemental Indenture dated as of February 23, 2007 by and among Trustreet, the Company, the Co-Issuer and the Trustee (as so amended, the “Indenture”).

The Second Supplemental Indenture was entered into without the consent of the holders of the Notes pursuant to Section 9.01 of the Indenture. Pursuant to the Second Supplemental Indenture, GE Capital has agreed to fully, unconditionally and irrevocably guarantee (the “Guarantee”) to the holders of Notes and to the Trustee the due and punctual payment of the principal and interest and all other amounts due under the Notes and the Indenture when the same become due and payable, whether at maturity, pursuant to mandatory prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the Notes. Obligations under the Guarantee are unsecured and unsubordinated obligations of GE Capital and rank pari passu with GE Capital’s other unsecured and unsubordinated indebtedness. The Guarantee is unconditional irrespective of the validity, regularity or enforceability of the Notes, any change or amendment thereto, the absence of any action to enforce the same, or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, GE Capital does not waive presentment or demand of payment or notice with respect to the Notes. GE Capital is subrogated to all rights of the holders of Notes in respect of any amounts paid by GE Capital pursuant to the Guarantee. The Guarantee will continue to be effective or reinstated, as the case may be, if at any time any payment made by Company is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Company or GECC, as the case may be, or otherwise.

In addition, the Second Supplemental Indenture provides that, for so long as (i) GE Capital is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the Company is not required by Sections 13(a) or 15(d) of the Exchange Act to file reports with the SEC, (iii) the Guarantee remains in full force and effect, and (iv) GE Capital’s senior unsecured debt maintains a rating by Standard & Poor’s Rating Service of A+ (or the equivalent) or higher and a rating by Moody’s Investor’s Service, Inc. of Aa1 (or the equivalent) or higher, then the Company shall be deemed to have complied with its obligations under the first two sentences of Section 4.03(a) of the Indenture (“Reports to Holders”) by the filing by GE Capital of such reports that GE Capital is required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(a) or 15(d) of the Exchange Act. In addition, the Second Supplemental Indenture provides that during such period that the Company’s obligations under Section 4.03 of the Indenture are satisfied by the filing of such reports by GE Capital, all references in the Indenture to a balance sheet, reports or other information filed with the SEC or provided to the Trustee pursuant to Section 4.03 shall instead be references to an available internal consolidated balance sheet of the Company and its Restricted Subsidiaries (as defined in the Indenture) or available internal financial statements of the Company, respectively.

The above summary of the Second Supplemental Indenture is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b)  Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description
4.1
Second Supplemental Indenture, dated as of May 14, 2007, by and among FF-TSY Holding Company II, LLC, FF-TSY Holding Company, Inc., General Electric Capital Corporation and Wells Fargo Bank, National Association.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FF-TSY HOLDING COMPANY II, LLC
Date: May 22, 2007	By:	/s/ IXCHELL C. DUARTE
Ixchell C. Duarte
Vice President & Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
4.1
Second Supplemental Indenture, dated as of May 14, 2007, by and among FF-TSY Holding Company II, LLC, FF-TSY Holding Company, Inc., General Electric Capital Corporation and Wells Fargo Bank, National Association.